Written Statement of the Chief Financial Officer
                         Pursuant to 18 U.S.C. ss. 1350

         Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Managing Director and Chief Financial Officer of Regency Centers, L.P. (the "Company"), hereby certify that

        1. the Annual Report on Form 10-K of the Company for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

        2. that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Bruce M. Johnson
Bruce M. Johnson
March 13, 2003